EXHIBIT 10.3

AMENDMENT NO. 2 TO SECOND AMENDED

AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of March 16, 2005 is by and among Remy International, Inc. (f/k/a Delco Remy International Inc.), a Delaware corporation (“Parent”), the following Subsidiaries of Parent: Remy Inc. (f/k/a Delco Remy America, Inc.), a Delaware corporation, Remy Sales, Inc. (f/k/a DR Sales, Inc.), a Delaware corporation, Franklin Power Products, Inc., an Indiana corporation, HSG I, Inc, a Delaware corporation, HSG II, Inc, a Delaware corporation, International Fuel Systems, Inc., an Indiana corporation, M. & M. Knopf Auto Parts, L.L.C., a Delaware limited liability company, Nabco, Inc., a Michigan corporation, Powrbilt Products, Inc., a Texas corporation, Remy Logistics, L.L.C., a Delaware limited liability company, Remy Reman, L.L.C., a Delaware limited liability company, Western Reman Industrial, LLC, a Delaware limited liability company (“Western Reman”), World Wide Automotive, L.L.C., a Virginia limited liability company, UPC Acquisition Corp., a Delaware corporation (to be renamed Unit Parts Company, “UPC”) (each individually, together with the Parent, a “Borrower” and collectively, the “Borrowers”), Congress Financial Corporation (Central), an Illinois corporation, as agent for Lenders referenced below (in such capacity and as US Collateral Agent, as defined in the Loan Agreement referenced below, the “Agent”), and the financial institutions (each individually, a “Lender” and collectively, the “Lenders”) party to that certain Second Amended and Restated Loan and Security Agreement, dated as of April 23, 2004 (as amended or otherwise modified prior to the date hereof, the “Loan Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement.

R E C I T A L S:

WHEREAS, Borrowers have requested that Agent and Lenders agree to certain amendments to the Loan Agreement as set forth herein; and

WHEREAS, Agent and Lenders have agreed to such amendments upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1 Amendments to the Loan Agreement. Immediately upon the satisfaction of each of the conditions precedent set forth in Section 2 below, the Loan Agreement is hereby amended as follows:

(a) Section 1 of the Loan Agreement is hereby amended by amending and restating the definition of “Applicable Margin” to read as follows:

“Applicable Margin” shall mean, at any time, as to the Interest Rate for Prime Rate Loans, Eurodollar Rate Loans and Letter of Credit Accommodations, the applicable row of percentages set forth below if the Monthly Excess Availability as of the last Business Day of the immediately preceding calendar month is at or within the amounts indicated for such row:

Monthly Excess Availability	Applicable Margin for Prime Rate Loans	Applicable Margin for Eurodollar Rate Loans	Letter of Credit Accommodations
(a) $75,000,000 or more	0.00%	2.00%	1.75%

(b) Greater than or equal to $50,000,000 and less than $75,000,000	0.00%	2.25%	2.00%

(c) Greater than or equal to $25,000,000 and less than $50,000,000	0.25%	2.50%	2.25%

(d) Less than $25,000,000	0.50%	2.75%	2.50%

provided, that, the Applicable Margin shall be calculated and established on the first Business Day following the end of each calendar month in accordance with the definition of “Interest Rate”.

(b) Section 1 of the Loan Agreement is hereby amended by amending and restating clause (d) of the definition of “Borrowing Base” and adding a new clause (e) therein, in each case to read as follows:

(d) Reserves established by Agent; minus

(e) $15,000,000; provided, that for purposes of determining Excess Availability under the definition of “Applicable Margin” and for purposes of determining Average Excess Availability under the definition of “Trigger Event”, such amount shall be $0.”

(c) Section 1 of the Loan Agreement is hereby amended by amending the definition of “Financing Agreements” to add the following new sentence at the end thereof to read as follows:

“Notwithstanding the foregoing, in no event shall the term Financing Agreements be deemed to include any Hedging Agreements.”

(d) Section 1 of the Loan Agreement is hereby amended by amending the definition of “Obligations” to add the following new sentence at the end hereof to read as follows:

“Notwithstanding the foregoing, the term “Obligations” shall include, for purposes only of Section 5.1 hereof and subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Agent, any Lender, any Affiliate of any Lender or any other financial institution acceptable to Agent (and in each case as to any such Lender, Affiliate of any Lender or other financial institution only to the extent approved by Agent) arising under or pursuant to a Hedging Agreement, whether now existing or hereafter arising, provided, that, (i) such obligations, liabilities and indebtedness shall only be included within the Obligations upon Parent’s request and if upon Agent’s request, Agent shall have entered into an agreement, in form and substance satisfactory to Agent, with any Lender, any Affiliate of any Lender or any other financial institution acceptable to Agent that is a counterparty to such Hedging Agreement, as acknowledged and agreed to by Borrowers, providing for the delivery to Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Agent and such Lender, Affiliate of any Lender or any other financial institution acceptable to Agent, as the case may be, in connection with such arrangements and (ii) in no event shall the party to such Hedging Agreement to whom such obligations, liabilities or indebtedness are owing be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness other than for purposes of Section 5.1 hereof and other than for purposes of Sections 12.1, 12.2, 12.3(b), 12.6, 12.7, 12.9 and 12.12 hereof and in no event shall the approval of any such Person be required in connection with the release or termination of any security interest or lien of Agent.”

(e) Section 1 of the Loan Agreement is hereby amended by amending the definition of “Reserves” to add the following new language at the end of the first sentence therein (before the period) to read as follows:

“or (h) to reflect obligations, liabilities or indebtedness (contingent or otherwise) of Borrowers to Agent, any Lender, any Affiliate of any Lender or any other financial institution acceptable to Agent (and in each case as to any such, Lender, Affiliate of any Lender or other financial institution only to the extent approved by Agent) arising under or in connection with any Hedging Agreement of any Borrower with Agent, any Lender, any Affiliate of any Lender or any other financial institution acceptable to Agent or as such Person may otherwise require in connection therewith to the extent that such obligations, liabilities or indebtedness constitute Obligations as such term is defined herein.”

(f) Section 1 of the Loan Agreement is hereby amended by adding two new definitions of “UPC” and “Vendor Purchase Arrangements” in their proper alphabetical places to read as follows:

“UPC” shall mean UPC Acquisition Corp., a Delaware corporation, to be renamed Unit Parts Company.

“Vendor Purchase Arrangements” shall mean Inventory of UPC that is subject to (a) those certain vendor agreements between UPC and O’Reilly Automotive, Inc. dated as of June 23, 2003 (as amended or modified from time to time) and (b) those certain vendor agreements between UPC and Autozone Parts, Inc. dated as of June 11, 2003 (as amended or modified from time to time), in each case pursuant to which UPC has purchased Inventory on credit from such vendors to be sold by such vendors on a consignment basis.”

(g) Section 2.1(a) of the Loan Agreement is hereby amended by amending and restating clause (iii) therein to read as follows:

“(iii) $145,000,000 or”

(h) Section 2.1(c) of the Loan Agreement is hereby amended by amending and restating clause (i)(C) therein to read as follows:

“(C) $145,000,000 or”

(i) Section 5.1 of the Loan Agreement is hereby amended by adding the following new sentence to the end of the last paragraph in Section 5.1 to read as follows:

“Notwithstanding the foregoing, the definition of Collateral shall not include the Capital Stock of iPower Technologies, Inc.”

(j) Section 6.4 of the Loan Agreement is hereby amended by amending and restating the first paragraph sentence only of Section 6.4 to read as follows:

“All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time in writing to Administrative Borrower. Agent shall apply payments received or collected from any Borrower for the account of any Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from any Borrower; second, to pay interest due in respect of any Loans (and including Special Agent Advances); third, to pay principal due in respect of the Special Agent Advances; fourth, to pay principal in respect of the Loans and to pay or prepay Obligations arising under or pursuant to any Hedging Agreement of a Borrower with Agent, any Lender, any Affiliate of any Lender or any other financial institution acceptable to Agent (up to the amount of any then effective Reserve established in respect of such Obligations), on a pro rata basis; and fifth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines or to be held as cash collateral in connection with any Letter of Credit Accommodations or other contingent Obligations (but not including for this purpose any Obligations arising under or pursuant to any Hedging Agreements); and sixth, to pay or prepay any Obligations arising under or pursuant to Hedging Agreements (other than to the extent provided for above) on a pro rata basis.”

(k) Section 7.3 of the Loan Agreement is hereby amended by amending and restating clause (d) therein to read as follows:

“(d) upon Agent’s request, Borrower shall, at their expense, no more than one (1) time in any twenty-four (24) month period (or once in any twelve (12) month period in respect of core Inventory), but at any time or times as Agent may request during the existence of a Trigger Event, deliver or cause to be delivered to Agent written appraisals as to the Inventory by an independent appraiser acceptable to Agent applying an approach to valuation which is consistent to the approach used in the appraisals of Borrowers’ Inventory prepared for Agent prior to Original Closing Date, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely;”

(l) Section 8.4 of the Loan Agreement is hereby amended by amending and restating clause (c) therein to read as follows:

“(c) liens and encumbrances described in Section 9.8(j) with respect to real property acquired after the date hereof and other liens and encumbrances permitted under Section 9.8 which are junior to the Agent’s liens in the Collateral.”

(m) Section 9.8 of the Loan Agreement is hereby amended by (i) adding the language; “; and” in place of the period at the end of clause (o) therein and (ii) adding a new clause (p) at the end of such Section 9.8 to read as follows:

“(p) liens consisting of (i) purchase money security interests in Inventory of UPC located at locations owned or controlled by O’Reilly Automotive, Inc. or Autozone Parts, Inc. and (ii) Accounts owing to UPC from O’Reilly Automotive, Inc. or Autozone Parts, Inc., arising from Indebtedness permitted under Section 9.9(s) hereof; provided such Inventory and Accounts shall be excluded from the Borrowing Base.”

(n) Section 9.9 of the Loan Agreement is hereby amended by (i) adding the language “; and” in place of the period at the end of clause (r) therein ad (ii) adding a new clause (s) at the end of such Section 9.9 to read as follows:

“(s) purchase money Indebtedness not to exceed $50,000,000 in the aggregate outstanding under the Vendor Purchase Arrangements.”

(o) Section 9.17 of the Loan Agreement is hereby deleted and replaced with the phrase “Intentionally Deleted.”

(p) Section 9.18 of the Loan Agreement is hereby deleted and replaced with the phrase “Intentionally Deleted.”

(q) Section 11.3(a) of the Loan Agreement is hereby amended by (i) adding the language “, or” in place of the period at the end of clause (vii) therein and (ii) adding a new clause (viii) at the end of such Section 11.3(a) to read as follows:

“(viii) decrease the availability block set forth in clause (e) of the definition of Borrowing Base, without the consent of Agent and all Lenders.

(r) Section 12.8 of the Loan Agreement is hereby amended by deleting reference to “$120,000,000” set forth therein and replacing it with the amount of “$145,000,000”.

(s) Section 13.1(a) of the Loan Agreement is hereby amended by replacing the date “June 30, 2007” set forth in clause (a) of Section 13.1 with the date “June 30, 2008”.

(t) Section 13.1(a) of the Loan Agreements is hereby amended by amending the fourth sentence set forth in such Section 13.1(a) to add the following new language at the end of such sentence (before the period) to read as follows:

“and for any of the Obligations arising under or in connection with any Hedging Agreement in such amounts as the other party to such Hedging Agreement may require (unless such Obligations arising under or in connection with any Hedging Agreement are paid in full in cash and terminated in a manner satisfactory to such other party).”

(u) Section 13.1(c) of the Loan Agreement is hereby amended by amending and restating the calculation of the termination fee to read as follows:

“Amount	Period
(i) 1.0% of Maximum Credit	From March 16, 2005 to and including March 16, 2006

(ii) 0.25% of Maximum Credit	From and after March 16, 2006 to and including March 16, 2007”

(v) Pursuant to Section 9.10(j) of the Loan Agreement, Agent hereby approves of the inclusion by UPC of its assets into the Borrowing Base subject to all terms and conditions of the Loan Agreement.

(w) Upon effectiveness of the name change of UPC Acquisition Corp. to Unit Parts Company, all references in the Financing Agreements to UPC Acquisition Corp., a Delaware corporation, shall be deemed a reference to Unit Parts Company, a Delaware corporation.

Section 2 Conditions to Effectiveness. The effectiveness of the amendments set forth in Section 1 above are subject to the satisfaction of each of the following conditions:

(a) Agent shall have received a duly executed counterpart of this Amendment from Borrowers and the Lenders;

(b) Agent shall have received a reaffirmation of guaranty from each guarantor of the Obligations in form and substance satisfactory to the Agent;

(c) In consideration of the amendments provided herein, Borrowers shall have paid to Agent, for the ratable benefit of the Lenders executing this Amendment, an amendment fee equal to $275,000;

(d) Agent shall have received an executed copy of the Asset Purchase Agreement (“APA”) among Parent, UPC and the Sellers named therein (“Sellers”), together with all exhibits and schedules thereto, in each case in form and substance satisfactory to Agent;

(e) Agent shall have received a Joinder Agreement executed by UPC in favor of Agent, together with amendments to the Information Certificate relating to UPC and Western Reman, in each case in form and substance satisfactory to Agent;

(f) Agent shall have received Uniform Commercial Code, tax, judgment and bankruptcy searches against UPC and each of the domestic “Sellers” under the APA, with results satisfactory to Agent;

(g) Agent shall have received executed trademark, patent and copyright security agreements, as applicable, with respect to all registered intellectual property owned by UPC, in each case in form and substance satisfactory to Agent;

(h) Agent shall have received evidence that a UCC-1 financing statement has been properly filed against UPC and Western Reman with the Delaware Secretary of State’s office;

(i) Agent shall have received an executed amendment to the existing Pledge Agreement of June 28, 2002 among Parent, the other “Pledgors” named therein and Agent, pursuant to which all the Capital Stock of UPC and the membership interests of Western Reman together with delivery of stock certificates and executed stock powers for UPC shall be pledged to Agent as security for the Obligations;

(j) Agent shall have received executed Deposit Account Control Agreements with respect to all bank accounts maintained by UPC, in each case in form and substance satisfactory to Agent;

(k) Agent shall have received executed Collateral Access Agreements with respect to each leased location or processor location where UPC maintains Inventory, in each case in form and substance satisfactory to Agent; provided, that if such Collateral Access Agreements are not received, Agent may elect to exclude (or include with appropriate Reserves) Inventory at such locations from the Borrowing Base.

(l) Agent shall have received payoff letters from any prior lenders to the Sellers along with evidence that all liens held by such Sellers on the assets acquired by UPC have been terminated and released;

(m) Agent shall have received any existing environmental reports with respect to the real property acquired by UPC, which shall be in form and substance satisfactory to Agent; and

(n) Agent shall have received (i) good standing certificates as of a recent date from each jurisdiction where UPC and Western Reman is incorporated or formed, as applicable, and qualified to do business and (ii) an executed officer’s certificate certifying and attaching (A) certified copy of UPC’s Certificate of Incorporation or formation, as applicable, (B) bylaws or operating agreement, as applicable, (C) resolutions adopted by the board of directors of UPC and the sole stockholder of Western Reman authorizing the transactions described herein and (D) incumbency of officers of UPC and Western Reman.

Section 3 Representations, Warranties and Covenants. In order to induce Agent and Lenders to enter into this Amendment, Borrowers represent, warrant and covenant to Agent and Lenders, upon the effectiveness of this Amendment, which representations, warranties and covenants shall survive the execution and delivery of this Amendment that:

(a) No Default; etc. No Default or Event of Default has occurred and is continuing after giving effect to this Amendment or would result from the execution or delivery of this Amendment or the consummation of the transactions contemplated hereby.

(b) Corporate or Limited Liability Company Power and Authority; Authorization. Each Borrower has the power and authority to execute and deliver this Amendment and to carry out the terms and provisions of the Financing Agreements, as amended by this Amendment, to which it is a party and the execution and delivery by such Borrower of this Amendment, and the performance by such Borrower of its obligations hereunder have been duly authorized by all requisite action by such Borrower.

(c) Execution and Delivery. Each Borrower has duly executed and delivered this Amendment.

(d) Enforceability. This Amendment and the Financing Agreements, as amended by this Amendment, constitute the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ right generally, and by general principles of equity.

(e) Representations and Warranties. All of the representations and warranties contained in the Financing Agreements (other than those which speak expressly only as of a different date) are true and correct as of the date hereof after giving effect to this Amendment and the transactions contemplated hereby.

Section 4 Miscellaneous.

(a) Effect; Ratification. Borrowers acknowledge that all of the reasonable legal expenses incurred by Agent in connection herewith shall be reimbursable under Section 9.21 of the Loan Agreement. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Financing Agreement or (ii) prejudice any right or rights that any Lender may now have or may have in the future under or in connection with any Financing Agreement. Each reference in the Financing Agreements to “this Agreement”, “herein”, “hereof” and words of like import shall mean such Financing Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Financing Agreements and all terms, conditions, representations, warranties, covenants and agreements set forth in the Financing Agreements, except as herein amended are hereby ratified and confirmed and shall remain in full force and effect.

(b) Counterparts; etc. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Delivery of an executed counterpart of this Amendment by fax shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

(c) Governing Law. This Amendment shall be deemed a Financing Agreement and shall be governed by, and construed and interpreted in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Section 5 Post Closing Matters. Within thirty (30) days after the date hereof Borrowers agree (a) to execute and deliver to Agent such mortgages and/or deeds of trust, as applicable, with respect to all real property owned by UPC, together with appropriate title insurance, surveys and related documents as Agent shall require, in each case in form and substance satisfactory to Agent and (b) to deliver to Agent Uniform Commercial Code, tax, judgment and bankruptcy searches against Western Reman with results satisfactory to Agent.

Section 6 Subordination Agreements. Each of the Lenders authorizes Agent to enter into subordination agreements with O’Reilly Automotive, Inc. and Autozone Parts, Inc., on behalf of such Lenders (including any and all modifications of amendments thereto), pursuant to which the Agent’s Liens on Inventory and Accounts subject to Vendor Purchase Arrangements will be subordinate to liens of such vendors and each Lender agrees to be bound by the terns of such subordination agreements.

[Signature Pages Follow]

IN WITNESS WHEREOF, Agent, Lenders, and Borrowers have caused these presents to be duly executed as of the day and year first above written.

BORROWERS

REMY INTERNATIONAL, INC. (f/k/a Delco Remy International Inc.) M. & M. KNOPF AUTO PARTS, L.L.C. NABCO, INC. REMY REMAN, L.L.C. REMY INC. (f/k/a Delco Remy America, Inc.)	FRANKLIN POWER PRODUCTS, INC. INTERNATIONAL FUEL SYSTEMS, INC. POWRBILT PRODUCTS, INC. REMY LOGISTICS, L.L.C. WORLD WIDE AUTOMOTIVE, L.L.C. WESTERN REMAN INDUSTRIAL, LLC
REMY SALES, INC. (f/k/a DR SALES, INC.) HSG I, INC. HSG II, INC. UPC ACQUISITION CORP.	For each of the entities above, by Craig Hart, as Treasurer for each entity
	By:	/s/ Craig Hart
Craig Hart

[Signature Page to Amendment No. 2 to

Second Amended and Restated Loan and Security Agreement]

AGENT

CONGRESS FINANCIAL CORPORATION (Central), as Administrative Agent and US Collateral Agent

		By:	/s/Anthony Vizgirda
		Title:	First Vice President

LENDERS		LENDERS

THE CIT GROUP/BUSINESS CREDIT, INC.		WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Carmen Caporrino	By:	/s/ Mark Fagnani
Title:	Vice President	Title:	Executive Vice President

WELLS FARGO FOOTHILL		GMAC BUSINESS CREDIT, LLC

By:	/s/ Sanat S. Amladi	By:	/s/ Daniel J. Manella
Title:	Vice President	Title:	Senior Vice President

NATIONAL CITY BANK		UPS CAPITAL CORPORATION

By:	/s/ Christopher A. Susott	By:	/s/ John P. Holloway
Title:	Vice President	Title:	Director of Portfolio Management

RZB FINANCE LLC

By:	/s/ Christoph Hoedl and Nicolas Moriatis
Title:	Group Vice President

[Signature Page to Amendment No. 2 to

Second Amended and Restated Loan and Security Agreement]

REAFFIRMATION OF GUARANTY

{U.S. Subsidiaries of Remy International, Inc. (f/k/a Delco Remy International Inc.)}

March 16, 2005

Congress Financial Corporation (Central),

    as Agent

150 S. Wacker Drive

Chicago, Illinois 60606

Re:	Guaranty

Please refer to (1) the Second Amended and Restated Loan and Security Agreement dated as of April 23, 2004 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Remy International, Inc. (f/k/a Delco Remy International Inc.), a Delaware corporation, Remy Inc. (f/k/a Delco Remy America, Inc.), a Delaware corporation, Remy Sales, Inc. (f/k/a DR Sales, Inc.), a Delaware corporation, Franklin Power Products, Inc., an Indiana corporation, HSG I, Inc, a Delaware corporation, HSG II, Inc, a Delaware corporation, International Fuel Systems, Inc., an Indiana corporation, M. & M. Knopf Auto Parts, L.L.C., a Delaware limited liability company, Nabco, Inc., a Michigan corporation, Powrbilt Products, Inc., a Texas corporation, Remy Logistics, L.L.C., a Delaware limited liability company, Remy Reman, L.L.C., a Delaware limited liability company, Western Reman Industrial, LLC, a Delaware limited liability company, World Wide Automotive, L.L.C., a Virginia limited liability company, UPC Acquisition Corp., a Delaware corporation (to be renamed Unit Parts Company, “UPC”) (each individually a “Borrower” and collectively, “Borrowers”), Congress Financial Corporation (Central), an Illinois corporation, as agent for Lenders referenced below (in such capacity and as US Collateral Agent, “Agent”), the financial institutions (each individually, a “Lender” and collectively, “Lenders”) which are party thereto (capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement) and (2) the Guaranty dated June 28, 2002 (as amended, supplemented, restated or otherwise modified from time to time, “Guaranty”) by each of the undersigned, as guarantors (collectively “Guarantors”), in favor of Agent. Pursuant to an Amendment No. 2 to Second Amended and Restated Loan and Security Agreement and the other Financing Agreements dated as of the date hereof (the “Amendment”) among Agent, Lenders and Borrowers, the Financing Agreements have been amended in accordance with the terms and conditions of the Amendment.

Each Guarantor hereby (i) acknowledges and reaffirms all of its obligations and undertakings under the Guaranty, and (ii) acknowledges and agrees that subsequent to, and taking into account all of the terms and conditions of the Amendment, the Guaranty is and shall remain in full force and effect in accordance with the terms thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Reaffirmation of Guaranty as of the day and year first above written.

REMY INTERNATIONAL, INC.

(f/k/a Delco Remy International Inc.)

M. & M. KNOPF AUTO PARTS, L.L.C.

NABCO, INC.

REMY REMAN, L.L.C.

REMY INC. (f/k/a Delco Remy America, Inc.)

REMY SALES, INC. (f/k/a DR SALES, INC.)

HSG I, INC.

HSG II, INC.

UPC ACQUISITION CORP.

FRANKLIN POWER PRODUCTS, INC.

INTERNATIONAL FUEL SYSTEMS, INC.

POWRBILT PRODUCTS, INC.

REMY LOGISTICS, L.L.C.

WORLD WIDE AUTOMOTIVE, L.L.C.

WESTERN REMAN INDUSTRIAL, LLC

BALLANTRAE CORPORATION, a

Delaware corporation

REMAN HOLDINGS, L.L.C., a Delaware

limited liability company

REMY KOREA HOLDINGS, L.L.C., a

Delaware limited liability company

REMY INTERNATIONAL HOLDINGS, INC.

(f/k/a Remy International, Inc.), a

Delaware corporation

REMY POWERTRAIN, L.P., a Delaware

limited partnership, by its general partner

HSG I, Inc., a Delaware corporation

MARINE CORPORATION OF AMERICA, an

Indiana corporation

REMY LOGISTICS, L.L.C., a Delaware

limited liability company

POWER INVESTMENTS, INC., an

Indiana corporation

POWER INVESTMENTS MARINE,

INC., a New Jersey corporation

For each of the entities above, by Craig Hart, as Treasurer for each entity

By:	/s/ Craig Hart
Craig Hart

[Signature Page to the Reaffirmation of Guarantee]

REAFFIRMATION OF GUARANTY

{Remy International, Inc. (f/k/a Delco Remy International Inc.)}

March 16, 2005

Congress Financial Corporation (Central),

    as Agent

150 S. Wacker Drive

Chicago, Illinois 60606

Re:	Guaranty

Please refer to (1) the Second Amended and Restated Loan and Security Agreement dated as of April 23, 2004 (as amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Remy International, Inc. (f/k/a Delco Remy International Inc.), a Delaware corporation, Remy Inc. (f/k/a Delco Remy America, Inc.), a Delaware corporation, Remy Sales, Inc. (f/k/a DR Sales, Inc.), a Delaware corporation, Franklin Power Products, Inc., an Indiana corporation, HSG I, Inc, a Delaware corporation, HSG II, Inc, a Delaware corporation, International Fuel Systems, Inc., an Indiana corporation, M. & M. Knopf Auto Parts, L.L.C., a Delaware limited liability company, Nabco, Inc., a Michigan corporation, Powrbilt Products, Inc., a Texas corporation, Remy Logistics, L.L.C., a Delaware limited liability company, Remy Reman, L.L.C., a Delaware limited liability company, Western Reman Industrial, LLC, a Delaware limited liability company, World Wide Automotive, L.L.C., a Virginia limited liability company, UPC Acquisition Corp., a Delaware corporation (to be renamed Unit Parts Company, “UPC”) (each individually a “Borrower” and collectively, “Borrowers”), Congress Financial Corporation (Central), an Illinois corporation, as agent for Lenders referenced below (in such capacity and as US Collateral Agent, “Agent”), the financial institutions (each individually, a “Lender” and collectively, “Lenders”) which are party thereto (capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement) and (2) the Guaranty dated June 28, 2002 (“Guaranty”) by the undersigned, as guarantor (“Guarantor”), in favor of Agent. Pursuant to an Amendment No. 2 to Second Amended and Restated Loan and Security Agreement and the other Financing Agreements dated as of the date hereof (the “Amendment”) among Agent, Lenders and Borrowers, the Financing Agreements have been amended in accordance with the terms and conditions of the Amendment.

Guarantor hereby (i) acknowledges and reaffirms all of its obligations and undertakings under the Guaranty, and (ii) acknowledges and agrees that subsequent to, and taking into account all of the terms and conditions of the Amendment, the Guaranty is and shall remain in full force and effect in accordance with the terms thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has executed and delivered this Reaffirmation of Guaranty as of the day and year first above written.

REMY INTERNATIONAL, INC. (f/k/a Delco Remy International Inc.), a Delaware corporation

By:	/s/ Craig Hart
Craig Hart
Title:	Treasurer

[Signature Page to the Reaffirmation of Guarantee]